SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                            __________________

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 1997

                           CHESAPEAKE CORPORATION

            (Exact Name of Registrant as Specified in Charter)

  Virginia                 1-3203             54-0166880
(State or Other         (Commission         (IRS Employer
 Jurisdiction of        File Number)      Identification No.)
  Incorporation)

    1021 East Cary Street, Richmond, VA                23219

(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: 804/697-1000



                            Page 1 of 5 pages.

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Item 5.   Other Events.

     On April 2, 1997, Chesapeake Corporation (the "Company") announced that it has reached preliminary agreement in principle with St. Laurent Paperboard Inc. ("St. Laurent") regarding the purchase, by St. Laurent or one or more of its wholly-owned subsidiaries, of the sole membership interest in Chesapeake Paper Products LLC (successor to Chesapeake Paper Products Co.), a wholly-owned subsidiary of the Company which, as of the closing date, will own and operate directly or through one or more wholly-owned subsidiaries (i) the Company's kraft products mill located in West Point, Virginia, (ii) substantially all of the assets of four box plants owned and operated by a wholly-owned subsidiary of the Company and located in Baltimore, MD, Roanoke, VA, Richmond, VA, and North Tonawanda, NY, and (iii) certain assets associated with the fiber procurement and related operations of the West Point kraft products mill. Additional information with respect to the proposed transaction is set forth in the Company's press release filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

     99.1 Press Release


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CHESAPEAKE CORPORATION



Date:  April 8, 1997               By /s/ William T. Tolley

                                     William T. Tolley
                                     Group Vice President-Finance
                                        & Chief Financial Officer

                          EXHIBIT INDEX

                                                         Page No.


99.1      Press Release, dated April 2, 1997